Exhibit 10.69

LONG TERM INCENTIVE PLAN (LTIP)

UNIT VESTING AGREEMENT

UNDER THE BOSTON PROPERTIES, INC.

1997 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of LTIP Units:

Purchase Price per Unit: $.25 per unit

Grant Date:                                      , 200

Final Acceptance Date:                                      , 200

Pursuant to the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof and the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of June 29, 1998, as amended through the date hereof (the “Partnership Agreement”), of Boston Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Boston Properties, Inc., a Delaware corporation and the general partner of the Partnership (the “Company”) hereby grants to the Grantee named above an Other Stock-Based Award (an “Award”) in the form of, and by causing the Partnership to issue to the Grantee named above, a Partnership Interest (as defined in the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership, as amended) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Forty-Seventh Amendment to the Partnership Agreement, such Partnership Interest to be expressed as a number of Partnership Units (as defined in the Partnership Agreement) which shall be referred to as Long Term Incentive Units (“LTIP Units”). Upon acceptance of this Long Term Incentive Plan (LTIP) Unit Vesting Agreement (this “Agreement”), the Grantee shall receive the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement.

1.    Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) making a contribution to the capital of the Partnership by certified or bank check or other instrument acceptable to the Administrator (as defined in Section 2 of the Plan), of the Purchase Price per Unit specified above, times the number of LTIP Units to be issued to the Grantee as part of this Award, (ii) signing and delivering to the Partnership a copy of this Agreement and (iii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A). The Purchase Price per Unit paid by the Grantee shall be deemed a contribution to the capital of the Partnership upon the terms and conditions set forth herein and in the Partnership Agreement. Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted and the Partnership shall deliver to the Grantee a certificate of the Company certifying the number of LTIP Units then issued to the Grantee. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

2.    Restrictions and Conditions.

(a)    The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.

(b)    LTIP Units granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)    If the Grantee’s employment with the Company and its Subsidiaries (as defined in the Plan) is voluntarily or involuntarily terminated for any reason, subject to Section 13 of the Plan, prior to vesting of the LTIP Units granted herein, the Partnership shall have the right, at the discretion of the Administrator, to repurchase such LTIP Units from the Grantee or the Grantee’s legal representative at the Purchase Price per Unit. The Partnership must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than 90 days following such termination of employment.

3.    Vesting of LTIP Units. The restrictions and conditions in Section 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule, so long as the Grantee remains an employee of the Company or one of its Subsidiaries on such Vesting Date or Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the percentage of LTIP Units accepted by the Grantee hereunder that is specified as vested on such date.

Percentage of LTIP Units Vested	Vesting Date

25%	_____________ __, 200_

35%	_____________ __, 200_

40%	_____________ __, 200_

Subsequent to such Vesting Date or Dates, the LTIP Units on which all restrictions and conditions have lapsed shall no longer be deemed restricted.

4.    Acceleration of Vesting in Special Circumstances. If (i) the Grantee ceases to be an employee of the Company and its Subsidiaries by reason of death, or incapacity due to physical or mental illness or disability which qualifies the Grantee to receive benefits under the Company’s long-term disability plan or (ii) a Change of Control (as defined in Section 16 of the

Plan) occurs, any restrictions and conditions on all LTIP Units subject to this Award shall be deemed waived by the Administrator and all LTIP Units granted hereby shall automatically become fully vested.

Anything to the contrary in the Plan notwithstanding, in the event a Transaction (as defined in Section 3(c) of the Plan) occurs, the Board (as defined in the Plan), or the board of directors of any corporation assuming the obligations of the Company (“Acquiror”) shall have the right to take the action specified in Section 3(c) of the Plan (“Merger-Related Action”) subject to the following limitations and qualifications:

(a)    if (i) all LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action (and giving effect to the anticipated consummation of the Transaction as provided in Section 8.8 of the Partnership Agreement), for conversion into Common Units (as defined in the Partnership Agreement) and (ii) the Grantee is afforded the opportunity to effect such conversion and receive, in consideration for the Common Units into which his or her LTIP Units shall have been converted, the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in either clause (i) or clause (ii) of Section 3(c) of the Plan shall be permitted and available to the Company and the Acquiror;

(b)    if (i) some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units, and (ii) the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so called “UPREIT” or other structure similar in purpose or effect to that of the Company and the Partnership), then Merger-Related Action of the kind specified in clause (i) of Section 3(c) of the Plan must be taken by the Acquiror with respect to all LTIP Units which are not so convertible at the time, whereby (A) all such LTIP Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and (B) the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of the holders of LTIP Units; and

(c)    if (i) some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units, and (ii) the conditions set forth in Section 4(b) above cannot be satisfied after exercise of reasonable commercial efforts by the Company and/or Acquiror, then Merger-Related Action of the kind specified in clause (ii) of Section 3(c) of the Plan must be taken by the Company or the Acquiror, in which case such action shall be based on the principle that the settlement of the terminated award of LTIP Units which are not convertible into Common Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the LTIP Units to be terminated could be converted (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s capital account balance under the terms of the Partnership Agreement, as determined by the Administrator in good faith in accordance with the Plan.

5.    Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement. The right to distributions set forth in this Section 5 shall be deemed a Dividend Equivalent Right for purposes of the Plan.

6.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.    Covenants. The Grantee hereby covenants as follows:

(a)    So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(b)    The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

8.    Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

9.    Amendment. The Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 14 thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 4 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Transaction (as defined in the Plan) pursuant to Section 3(b) of the Plan shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 9 or Section 14 of the Plan.

10.    No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

11.    Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the Commonwealth of Massachusetts and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the City of Boston, Massachusetts. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the Commonwealth of Massachusetts.

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BOSTON PROPERTIES, INC.

By:

Name: Title:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its general partner

By: Name: Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Dated:
Grantee’s Signature

Grantee’s name and address:

ANNEX A

FORM OF LIMITED PARTNER SIGNATURE PAGE

FOR PARTNERS ADMITTED AFTER JUNE 29, 1998

The Grantee, desiring to become one of the within named Limited Partners of Boston Properties Limited Partnership, hereby becomes a party to the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership by and among Boston Properties, Inc. and such Limited Partners, dated as of June 29, 1998, as amended. The Grantee agrees that this signature page may be attached to any counterpart of said Agreement of Limited Partnership.

Signature Line for Limited Partner:
Name: Date:

Address of Limited Partner:

ANNEX B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name: (the “Taxpayer”)

Address:

Social Security No.

2.	Description of property with respect to which the election is being made:

The election is being made with respect to LTIP Units in Boston Properties Limited Partnership (the “Partnership”).

3.	The date on which the LTIP Units were transferred is , 200_. The taxable year to which this election relates is calendar year 200_.

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	Until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)	The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0.25 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0.25 per LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership, to its general partner, Boston Properties, Inc., and to its subsidiary BP Management, L.P.

Dated: , 200_

Name:

Spousal Consent

The undersigned hereby consents to the making, by the undersigned’s spouse, of the foregoing election pursuant to Section 83(b) of the Internal Revenue Code.

(Signature)

(Type or Print Spouse’s Name)

Schedule to Section 83(b) Election -Vesting Provisions of LTIP Units

LTIP Units are subject to time-based vesting with 25% vesting on                                  , 200_, 35% vesting on                                  , 200_ and 40% vesting on                                  , 200_, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s employment in certain circumstances. Unvested LTIP Units are subject to repurchase at cost in the event of the termination of the Taxpayer’s employment with Boston Properties, Inc. and its subsidiaries.